EXHIBIT 5.1

                                 STOEL RIVES LLP
                                 ---------------
                                    ATTORNEYS

                            Standard Insurance Center
                         900 SW Fifth Avenue, Suite 2600
                           Portland, Oregon 97204-1268

                            Telephone (503) 224-3380
                               Fax (503) 220-2480
                               TDD (503) 221-1045

                                 August 12, 1999



Board of Directors
RadiSys Corporation
5445 NE Dawson Creek Drive
Hillsboro, Oregon  97124

     We have acted as counsel for RadiSys Corporation (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 726,598 shares of common stock (the "Shares") of the Company of which 500,000 shares are issuable in connection with the Company's 1995 Stock Incentive Plan, as amended, 67,131 shares are issuable in connection with the Texas Micro Inc. 1986 Incentive Stock Option Plan, 129,047 shares are issuable in connection with the Texas Micro Inc. 1996 Long-Term Incentive Plan, as amended, 13,296 shares are issuable in connection with the Texas Micro Inc. 1990 Outside Directors' Stock Option Plan and 17,124 shares are issuable in connection with the Texas Micro Inc. 1995 Outside Directors' Stock Option Plan, as amended (collectively, the "Plans"). We have reviewed the corporate actions of the Company in connection with this matter and have examined those documents, corporate records, and other instruments we deemed necessary for the purposes of this opinion.

     Based on the foregoing, it is our opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the state of Oregon; and

     2. The Shares have been duly authorized and, when issued pursuant to the applicable Plan and the Agreement of Reorganization and Merger dated as of May 24, 1999, by and among the Company, Texas Micro Inc. and Tabor Merger Corp. and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       STOEL RIVES LLP